Exhibit 10.39

JOINT DEVELOPMENT AGREEMENT

THIS JOINT DEVELOPMENT AGREEMENT (this “Agreement”) is made as of the 3rd day of May 2019 by and between RAREGEN, LLC (“RareGen”) and Carelife USA Inc. (“Manufacturer” and, collectively with RareGen, the “Parties” and each a “Party”).

BACKGROUND AND RECITALS

A.       RareGen wishes to develop medication cartridges for use with CADD-MS® 3 ambulatory infusion pumps (the “Cartridges”) for use in delivering the generic drug treprostinil that is manufactured by or on behalf of Sandoz Inc. and promoted by RareGen for treating patients with pulmonary arterial hypertension.

B.       RareGen wishes to engage Manufacturer to perform certain development and manufacturing services in connection with the development of the Cartridges.

C.       Manufacturer wishes to supply to RareGen or third parties designated by RareGen, and RareGen desires to purchase from Manufacturer (or have purchased from Manufacturer), finished Cartridges ready for commercial sale once the development has been completed.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.                  Definitions. The following terms as used herein shall have the following meanings whether used in the singular or plural (some terms may be defined within sections to which they apply):

1.1.            “Affiliate” shall mean, with respect to a Party, any person or entity directly or indirectly controlling, controlled by, or under common control with such Party. For purposes of this definition, "control," when used with respect to any specified person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

1.2.            “Background Intellectual Property” shall mean the RareGen Background Intellectual Property and the Manufacturer Background Intellectual Property.

1.3.            “Background Technology” shall mean the RareGen Background Technology and the Manufacturer Background Technology.

1.4.            “Manufacturer Background Intellectual Property” shall mean all patents, patent applications, copyrights or trademarks regardless of country of origin, issue or publication, which Manufacturer is able to show by clear and convincing evidence were (i) owned or controlled by Manufacturer on or before the date of this Agreement, or (ii) were conceived by Manufacturer independently of the carrying out of the Project (i.e., without use of or reference or access to Project Technology or Project Intellectual Property).

1.5.           “Manufacturer Background Technology” shall mean all technical information, trade secrets and know-how owned or controlled by Manufacturer, which Manufacturer is able to show by clear and convincing evidence were (i) owned or controlled by Manufacturer or its suppliers on or before the date of this Agreement, or (ii) conceived by Manufacturer independently of the carrying out of the Project (i.e., without use of or reference or access to Project Technology or Project Intellectual Property).

1.6.            “Product Mold” shall mean a mold, the creation of which is paid for by RareGen, that can be used to manufacture Cartridges meeting the Specifications designated by RareGen;

1.7.            “Products” shall mean the Cartridges and any related products developed by Manufacturer and RareGen pursuant to this Agreement and meeting the Specifications supplied by RareGen.

1.8.            “Project” shall mean the overall work of RareGen and Manufacturer, both separately and together, to develop, produce and manufacture the Products.

1.9.            “Project Intellectual Property” shall mean all patents, patent applications, copyrights or trademarks, regardless of country of origin, issue or publication, which cover Project Technology or are otherwise related to the Project, except the Background Technology and Background Intellectual Property.

1.10.          “Project Managers” shall mean the individuals identified as such in Exhibit 3.

1.11.          “Project Technology” shall mean all inventions, ideas and improvements, whether or not patentable, know-how, trade secrets, copyrights and modifications that are produced, conceived or first actually or constructively reduced to practice in the course of the work performed pursuant to this Agreement by employees or agents of the Parties or that are in any way related to the Project, except the Background Technology and Background Intellectual Property. For the avoidance of doubt, the term “Project Technology” includes any Product Molds developed by Manufacturer as part of the Project and any and all test results and data generated in connection with the Project.

1.12.          “Purchaser” shall mean, as applicable, RareGen or any third party purchasing Products pursuant to this Agreement with the prior written consent of RareGen.

1.13.          “RareGen Background Intellectual Property” shall mean all patents, patent applications, copyrights or trademarks regardless of country of origin, issue or publication, which RareGen is able to show by clear and convincing evidence were (i) owned or controlled by RareGen on or before the date of this Agreement, or (ii) were conceived by RareGen independently of the carrying out of the Project (i.e., without use of or reference or access to Project Technology or Project Intellectual Property).

1.14.          “RareGen Background Technology” shall mean all technical information, trade secrets and know-how owned or controlled by RareGen, which RareGen is able to show by clear and convincing evidence were (i) owned or controlled by RareGen or its suppliers on or before the date of this Agreement, or (ii) conceived by RareGen independently of the carrying out of the Project (i.e., without use of or reference or access to Project Technology or Project Intellectual Property).

1.15.          “Specifications” shall mean those specifications for the Products established by mutual agreement of the Parties upon completion of the development of the Products. The Specifications for each Product shall be attached to Exhibit 4 upon the establishment of such Specifications by mutual agreement of the Parties.

2.                  Product Development and Validation.

2.1.            Development Work.

(a)               Manufacturer shall perform those development, validation and testing activities more particularly described on Exhibit 1 (the “Manufacturer Development Work”). Manufacturer shall carry out all of the Manufacturer Development Work under this Agreement in a timely, diligent, efficient and skillful manner, consistent with high professional and industrial standards. Manufacturer will furnish competent employees to perform its activities under this Agreement.

(b)               RareGen shall perform or have a third party perform those development, validation and testing activities more particularly described on Exhibit 2 (the “RareGen Development Work” and, collectively with the Manufacturer Development Work, the “Development Work”). RareGen shall carry out all of the RareGen Development Work under this Agreement in a timely, diligent, efficient and skillful manner, consistent with high professional and industrial standards. RareGen or its Affiliate will furnish competent employees to perform its activities under this Agreement.

(c)               The Parties will work together to manage costs and expenses in a reasonably efficient manner. Each Party will require their employees when on the other's premises to comply with all regulations and policies relative to conduct on the premises.

2.2.            Project Timeline. Each Party is responsible to the other to report promptly any and all events which may affect the timing of the Project or such Party’s ability to perform any tasks assigned to it in a timely manner. The target date to complete the Project and to have commercially available Product is September 1, 2019.

2.3.            Change Control. In the event the Parties desire a change in the scope of the Development Work, a request for changes must be made in writing and delivered to the other Party’s Project Manager. Both Parties’ Project Managers shall review the proposed change and either approve it for further investigation or reject it. The investigation shall determine the effect that the implementation of the change shall have on the Development Work including the time to completion. Upon completion of the review, any changes in the Development Work or other terms of Exhibit 1 or Exhibit 2 shall be documented in writing and signed by the Parties’ respective Project Managers. If, despite diligent and good faith negotiations, the Parties fail to agree on the character or effect of a change to the Development Work, then either (a) the Parties will continue performing the services hereunder without changes, or (b) the Parties, immediately upon written notice from RareGen, will cease performing the Development Work.

2.4.            Cooperation. Each Party will use reasonable efforts to provide to the other the full measure of cooperation reasonably required to fulfill the objectives of this Agreement. Each Party is further responsible to the other to participate in regular reviews of validation, testing and development, and reviews of any other business issues as they may arise during the term of this Agreement. The Parties agree to exchange technical and business information pertinent to the Project so that design, development, testing, and conformance to statutory requirements, manufacturing status, service readiness, timing, and costs may be monitored and coordinated by RareGen. The Parties will exchange information and assistance which are reasonably necessary for the other Party to conduct the testing and/or other work under the Project, coordinating all work through their Project Managers.

2.5.            Project Managers. RareGen and Manufacturer will each assign a Project Manager. The initial Project Managers are identified in Exhibit 3. Either Party may change its Project Manager by providing written notice to the other, but reasonable effort will be exercised to maintain continuity to these positions. The Project Managers will coordinate their efforts and have the following overall responsibilities:

(a)               conduct regular progress meetings and establish ongoing agendas, outlines, and procedures;

(b)               track the overall content and status of the Project, and report on progress to the Parties; and

(c)               carry out any other responsibilities the Parties agree to as the Project progresses.

2.6.            Costs of the Parties.

(a)               Each Party is responsible for providing the necessary systems, personnel, and materials to perform the tasks assigned to it according to the terms of this Agreement. Except as otherwise expressly set forth herein, each Party shall bear all of the costs and expenses incurred by it for any deliverables associated with such Party’s Development Work under this Agreement. Except as otherwise expressly set forth herein, in no event would either Party be entitled to recoup its costs and expenses incurred in connection with the Project or the Development Work.

(b)               Notwithstanding the foregoing, RareGen shall be responsible for the following direct costs and expenses: (i) costs and expenses related to the production of Product Molds, and (ii) third party costs and expenses relating to testing of any Products manufactured by Manufacturer during the course of the Project as listed in Exhibit 2 in connection with their use with CADD-MS® 3 ambulatory infusion pumps and/or treprostinil; provided, however, that such tests are approved in advance and in writing by RareGen.

3.                  Supply of Goods.

3.1.            Distribution of Products. RareGen (or its designated Purchasers) will be the exclusive distributors for all Products globally.

3.2.            Supply of Cartridges.

(a)               Purchasers may purchase the Products from Manufacturer during the term of this Agreement at the prices agreed to pursuant to Section 3.3 of this Agreement. Manufacturer shall supply such quantities of the Products as Purchasers may order from time to time during the term of this Agreement on those dates specified in the relevant Orders with minimum order quantity of 100,000 pieces.

(b)               All purchases under this Agreement are subject to issuance of firm purchase orders (“Orders”) by Purchasers. All Orders, acceptances and other writings or electronic communications between the parties shall be governed by this Agreement. Any terms in Manufacturer’s acknowledgement of any Order which are in addition to or in conflict with this Agreement or the Order shall not apply, and a Purchaser’s acceptance of Products shall not be deemed as acceptance of any such terms. In case of any conflict between this Agreement and any terms set forth in any Order, the terms of this Agreement shall prevail.

(c)               All of the Products shall meet the Specifications and the acceptance criteria agreed by both parties. No substitutions or changes are to be made without a Purchaser’s written consent.

3.3.            Pricing. The price to be paid by Purchasers for the Products shall be determined by mutual agreement of such Purchasers and Manufacturer prior to issuance of each Order, but in each case the price per Cartridge shall be no greater than $[[●]] per Cartridge (excluding shipping). The prices provided by Manufacturer to any Purchaser shall be as low as the prices at which Manufacturer is selling (or intending to sell) the same or similar items as the Products to any third party.

3.4.            Payment Terms. Payment for the Product Molds will be 50% payment with PO and 50% before shipment. Any other specific terms of payment for all Products shall be stated in the relevant Order. Unless otherwise specified in any purchase order or in a separate written instrument signed by a given Purchaser, Manufacturer shall indicate the appropriate purchase order number on the invoice and shall deliver it to the address specified by the applicable Purchaser from time to time.

4.                  Intellectual Property Rights.

4.1.            Project Technology and Project Intellectual Property.

(a)               Manufacturer will promptly disclose in confidence to RareGen all Project Technology and Project Intellectual Property that Manufacturer (or its employees or other persons working on its behalf) makes, conceives or first reduces to practice or creates during the term of this Agreement, whether or not such Project Technology or Project Intellectual Property is patentable, copyrightable or able to be protected as trade secrets, trademarks or service marks, or otherwise able to be registered or protected by law.

(b)               Manufacturer agrees that all Project Technology and Project Intellectual Property will be the sole and exclusive property of RareGen and are hereby irrevocably assigned by Manufacturer to RareGen related to the Products. Upon RareGen’s request and provided that RareGen pays all related expenses, Manufacturer agrees to provide reasonable assistance to RareGen for the purposes of obtaining for RareGen and enforcing patents, copyrights, mask work rights, trade secret rights and other legal protections in any and all countries for the Project Technology and Project Intellectual Property that are owned by RareGen pursuant to this Section 4.1 or otherwise. Manufacturer will execute any documents that RareGen may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Manufacturer’s obligations under this section will continue beyond the term of this Agreement.

4.2.            Background Technology and Background Intellectual Property. If any of Manufacturer’s Background Technology or Background Intellectual Property is used or incorporated in the Project or any Project deliverables, then Manufacturer grants to RareGen a perpetual, fully paid-up, non-exclusive, irrevocable, worldwide, royalty-free, assignable, sublicenseable license to use all Background Technology and Background Intellectual Property that is required in order to use the Project Technology or Project Intellectual Property or required to practice the Project Technology or Project Intellectual Property for the purposes of making, having made, using, having used, selling, offering to sell, licensing and importing Products, components thereof and/or any goods or products derived therefrom or based thereon.

4.3.            Survival of Rights. Termination of this Agreement shall not affect the rights of RareGen or Manufacturer with respect to the Project Technology, Project Intellectual Property, Background Technology and Background Intellectual Property as set forth in this Section 4, which rights shall survive the termination of this Agreement indefinitely.

5.                  Confidentiality.

5.1.            General. Each Party (the “Receiving Party”) agrees to hold confidential for the sole benefit of the other Party (the “Disclosing Party”) all such secret, confidential or proprietary information, knowledge, data or trade secrets (“Confidential Information”) relating to the Disclosing Party or its affiliates. By way of example, for purposes of this Agreement, Confidential Information shall be deemed to include, but not be limited to, any of the following relating to the Disclosing Party: existing and contemplated products, formulae, inventions, designs, methods, know-how, techniques, systems, processes, customer lists, projects, pricing, costs, revenues and engineering, manufacturing, testing, operational and marketing plans, advertising or marketing channels, methods or partners, reports, analyses, proposals and procedures and current or anticipated research and development. In addition, (i) this Agreement and the terms hereof and the relationship of the Parties created hereunder shall be deemed to be Confidential Information of both Parties for purposes hereof, and (ii) the Project Intellectual Property, Project Technology and all other information relating to the Project and the Products shall be deemed to be Confidential Information of RareGen for purposes hereof. Receiving Party agrees that, except as necessary to fulfill its obligations hereunder, Receiving Party will not at any time, either prior to or during the Term or after its termination for any reason whatsoever, disclose to anyone any Confidential Information of Disclosing Party, or use such Confidential Information for any purpose other than as necessary and required to perform the Development Work hereunder.

5.2.            Exceptions. The foregoing notwithstanding, the following shall not be Confidential Information for purposes of this Agreement: (a) information that had otherwise become known to Receiving Party other than through carrying out of the Project, performance of the Development Work, or the disclosure by Disclosing Party, its affiliates or its representatives or any other source known by Receiving Party to be under an obligation of confidentiality to Disclosing Party or its affiliates with respect to such information; (b) information that is or becomes publicly known without breach of this Agreement by Receiving Party; and (c) information that is discovered or conceived by Receiving Party independently of the carrying out of the Project or performance of the Development Work and without use of or reference or access to Disclosing Party’s Confidential Information.

5.3.            Compelled Disclosure. In the event that, at any time during the Term or at any time thereafter, Receiving Party receives a request to disclose all or any part of Confidential Information under the terms of a subpoena or order issued by a court or by a governmental body, Receiving Party agrees (i) to notify Disclosing Party immediately of the existence, terms and circumstances surrounding such request, (ii) to consult with Disclosing Party on the advisability of taking legally available steps to resist or narrow such request or delay response to such request so as to allow Disclosing Party adequate time to seek protection of such Confidential Information, (iii) if disclosure of such trade secrets and other proprietary and confidential information is required to prevent Receiving Party from being held in contempt or subject to other penalty, to furnish only such portion of the trade secrets and other proprietary and confidential information as, in the opinion of counsel satisfactory to Disclosing Party, Receiving Party is legally compelled to disclose and (iv) to exercise Receiving Party’s reasonable efforts and to cooperate with Disclosing Party’s efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the disclosed trade secrets and other proprietary and confidential information.

5.4.            Survival of Obligations. Termination of this Agreement shall not affect the rights and obligations of the Parties with respect to Confidential Information disclosed or received under this Agreement prior to termination. Receiving Party will continue to protect all Confidential Information as required herein.

5.5.            Return of Materials Containing Confidential Information. At the option of Disclosing Party, upon termination of this Agreement, Receiving Party shall return or, if requested by Disclosing Party, destroy all tangible Confidential Information of Disclosing Party.

5.6.            Conflicts. The Parties agree that this Section 5 shall not affect the rights and licenses granted under Section 4 hereof. Thus, in the event of any conflict between this Section 5 and Section 4 or in the event the restrictions set forth in this Section 5 would make the use of the rights and licenses described in Section 4 impractical, Section 4 shall control and this Section 5 shall be deemed to have been automatically amended to the minimum extent necessary to eliminate such conflict or impracticality.

6.                  Information. With respect to all development and other work performed or products supplied by Manufacturer, Manufacturer will provide to RareGen on a timely basis full and complete copies of any and all information reasonably related to the Products and the development thereof. Such information shall include all design calculations, analyses and test results, whether analytical or physical, plans, photographs, patterns, models, test specifications, tooling designs and technical information which involve the Products. Notwithstanding anything to the contrary set forth herein, RareGen shall have the right to use any and all data acquired from Manufacturer as part of the services rendered hereunder for marketing, promotional and other purposes.

7.                  Restrictions on Use of RareGen Confidential Information and Intellectual Property. Manufacturer acknowledges and agrees that the Product Molds developed for RareGen and the results of tests performed on Products developed hereunder shall constitute RareGen’s Confidential Information and Project Intellectual Property. Accordingly, Manufacturer agrees that it shall not use such Product Molds or test results in connection with or for purposes of manufacturing any products without RareGen’s prior written consent.

8.                  Injunctive Relief. Manufacturer understands and agrees that RareGen will suffer irreparable harm in the event that Manufacturer breaches any of Manufacturer’s obligations under Sections 4, 5 and 7 hereof and that monetary damages will be inadequate to compensate RareGen for such breach. Accordingly, Manufacturer agrees that, in the event of a breach or threatened breach by Manufacturer of any of the provisions of Sections 4, 5 or 7 hereof, RareGen, in addition to and not in limitation of any other rights, remedies or damages available to RareGen at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or to restrain any such breach by Manufacturer, or by any or all of Manufacturer’s partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons directly or indirectly acting for, on behalf of or with Manufacturer.

9.                  Manufacturer’s Representations, Warranties and Covenants. Manufacturer represents, warrants and covenants to RareGen as follows:

9.1.            Manufacturer’s performance of all the terms of this Agreement and any Manufacturer Development Work to be performed hereunder do not and will not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Manufacturer in confidence, trust or otherwise prior to the date hereof) to which Manufacturer is or may in the future become a party or by the terms of which Manufacturer may be bound.

9.2.            Manufacturer will not disclose to RareGen, or induce RareGen to use, any such proprietary information, knowledge or data belonging to any third party.

9.3.            Manufacturer will not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

9.4.            Manufacturer can not represent and warrant that the Manufacturer Development Work and the deliverables provided with respect thereto do not constitute an infringement or violation of any patent, copyright, trade secret or other proprietary rights of any third party. Manufacturer only responsible to produce the products according to the specification that provided by RareGen.

9.5.            Manufacturer warrants that the Manufacturer Development Work provided under this Agreement shall be performed in a good and workmanlike manner in accordance with generally established professional standards and practices for such services and in accordance with the best practices in Manufacturer’s industry, and that such Manufacturer Development Work will comply with all laws, regulations, codes, and ordinances.

10.              RareGen’s Representations, Warranties and Covenants. RareGen represents, warrants and covenants to Manufacturer as follows:

10.1.        RareGen’s performance of all the terms of this Agreement and any RareGen Development Work to be performed hereunder do not and will not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by RareGen in confidence, trust or otherwise prior to the date hereof) to which RareGen is or may in the future become a party or by the terms of which RareGen may be bound.

10.2.        RareGen will not disclose to Manufacturer, or induce Manufacturer to use, any such proprietary information, knowledge or data belonging to any third party.

10.3.        RareGen will not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

10.4.        RareGen represents and warrants that the RareGen Development Work and the deliverables provided with respect thereto do not constitute an infringement or violation of any patent, copyright, trade secret or other proprietary rights of any third party.

10.5.        RareGen warrants that the RareGen Development Work provided under this Agreement shall be performed in a good and workmanlike manner in accordance with generally established professional standards and practices for such services and in accordance with the best practices in RareGen’s industry, and that such RareGen Development Work will comply with all laws, regulations, codes, and ordinances.

11.              Indemnification; Limitation of Liability; Insurance.

11.1.        Manufacturer shall indemnify and hold RareGen and its Affiliates harmless from any losses, damages, liabilities, costs, fees or expenses (including reasonable attorneys' fees) incurred by RareGen in connection with any (i) misrepresentation or breach by Manufacturer of any warranty, covenant or agreement made or contained in this Agreement, and (ii) claim or action instituted or threatened against RareGen based upon any Manufacturer Development Work involving any claim for infringement of any patent, trademark, copyright or other proprietary or intellectual property right.

11.2.        RareGen shall indemnify and hold Manufacturer and its affiliates harmless from any losses, damages, liabilities, costs, fees or expenses (including reasonable attorneys' fees) incurred by Manufacturer in connection with any (i) misrepresentation or breach by RareGen of any warranty, covenant or agreement made or contained in this Agreement, and (ii) claim or action instituted or threatened against Manufacturer based upon any RareGen Development Work involving any claim for infringement of any patent, trademark, copyright or other proprietary or intellectual property right.

11.3.        EXCEPT IN CONNECTON WITH A BREACH OF SECTIONS 4, 5 OR 7 OR WILLFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, EXEMPLARY, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, REVENUE, AND BUSINESS), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STATUTE, EQUITY, PRODUCT LIABILITY, FUNDAMENTAL BREACH, OR OTHERWISE ARISING FROM OR RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

11.4.      Each Party undertakes to maintain a comprehensive liability insurance policy with a reputable insurer including coverage for third party liability and product liability on commercially reasonable terms. Such insurance shall be for an insured sum of not less than $2,000,000. Upon execution of this Agreement, each Party shall furnish the other Party with certificates of insurance and with signed endorsements affecting coverage required by this Section 11. Each Party shall notify the other Party at least thirty (30) calendar days prior to the cancellation of, or any modification in, such insurance policy that would affect such other Party’s status or benefits hereunder. Each Party shall furnish to the other Party evidence, in form and substance satisfactory to such other Party, of the maintenance and renewal of the required insurance including, but not limited to, copies of policies with applicable riders and endorsements, and certificates of insurance.

12.              Additional Terms.

12.1.       Force Majeure. Any delay or failure of either Party to perform its obligations under this Agreement shall be excused if such Party is unable to produce, sell or deliver, or to accept delivery, buy or use, the goods or services covered by this Agreement, as the result of an event or occurrence beyond the reasonable control of the Party and without its fault or negligence, including, but not limited to the following types of events or occurrences (but only if such events or occurrences meet the foregoing limitations regarding control, fault and negligence): acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor equipment or transportation, or court injunction or order; provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected Party to the other Party as soon as possible after the event or occurrence (but in no event more than ten (10) days thereafter) and provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

12.2.       Term and Termination.

(a)               This Agreement will remain in effect from the date hereof through the eighth (8th) anniversary of the date hereof; provided, however, that RareGen may terminate this Agreement at any time prior thereto upon 30 days’ advance written notice to Manufacturer. Outstanding payments will remain due and payable until paid and open purchase orders will be filled based on mutual agreement.

(b)               In the event of any expiration or termination of this Agreement, the rights and obligations set forth in Sections 4, 5, 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive and remain in full force and effect indefinitely or in accordance with the terms thereof.

12.3.       Notices.

(a)               All notices, consents, waivers and other communications hereunder must be in writing and either (i) delivered personally, (ii) sent by electronic mail transmission (with written confirmation, which may be by electronic mail, of a successful transmission), (iii) mailed by prepaid first class registered or certified mail, return receipt requested, or (iv) delivered by a nationally-recognized prepaid overnight courier service (receipt requested), in each case to the appropriate addresses or e-mail addresses set forth below (or to such other addresses or e-mail addresses as a Party may designate by notice to the other Parties):

If to RareGen:	RareGen, LLC
c/o PBM Capital Group, LLC
200 Garrett Street, Suite S
Charlottesville, VA 22902
E-mail: legal@pbmcap.com

If to Manufacturer:	Carelife USA Inc.
c/o ________________________
4319 Abbotts Bridge Road, Suite 3
Duluth, GA 30097
E-mail: g.hammond@carelifeusa.com

(b)               All such notices, consents, waivers and other communications will (i) if delivered personally in the manner and to the address provided in this section, be deemed given upon delivery, (ii) if delivered by electronic mail in the manner and to the e-mail address provided in this section, be deemed given on the earlier of receipt or the first business day after transmission, (iii) if delivered by mail in the manner, and to the address provided in this section, be deemed given on the earlier of the fourth business day following mailing or upon receipt, and (iv) if delivered by overnight courier in the manner and to the address provided in this section, be deemed given on the earlier of receipt or the first business day following the date sent by such overnight courier.

12.4.       Independent Contractors; No Partnership.

(a)               Each Party shall be an independent contractor only for the purpose and to the extent set forth in this Agreement, and none of either Party’s employees shall be deemed to be employees of the other Party with respect to any Development Work performed hereunder or otherwise. As an independent contractor hereunder, each Party shall have complete charge of any persons engaged by such Party in the performance of its Development Work hereunder.

(b)               Neither Party has any authority, actual or apparent, to act on behalf of the other Party. In particular, neither Party has authority to bind the other Party by any promise or representation.

(c)               Nothing in this Agreement shall be construed or implied to create a relationship of partners, agency, or joint venture between RareGen and Manufacturer.

12.5.       Compliance with Laws. Each Party will comply with all laws, regulations and standards applicable to its work hereunder.

12.6.       Reliance upon Information. Neither Party makes any warranty with respect to any information, documents, materials or assistance provided the other in the course of negotiating this Agreement. However, to the extent that one Party relies on testing performed by the other Party or such other Party’s subcontractor or service provider for purposes of validation or certification, the Party performing or commissioning such testing warrants that each test has been performed in accordance with the written test request, and that the test results are true and accurate.

12.7.      Trademarks. Each Party agrees that it shall not use any trademarks of the other Party except with the prior written consent of the other Party and in compliance with such policies and procedures relating to the use of the trademarks such other Party may adopt from time to time, in its sole discretion.

12.8.      Waiver. No term of this Agreement shall be considered waived, and no breach shall be excused, by either party unless the parties mutually agree in writing. No consent, waiver, or excuse by either party, whether express or implied, shall constitute a subsequent consent, waiver, or excuse.

12.9.      Assignability. Except RareGen’s right to assign to Purchasers the right to purchase Products hereunder, neither Party may assign or delegate its rights or obligations under this Agreement without the other Party’s prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.10.    Severability. If any term(s) of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term(s) shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

12.11.    Binding upon Affiliates. The Parties recognize that their respective Affiliates may participate in aspects of this Agreement. In such case, the Parties will cause their respective Affiliates to comply with the procedures and terms and conditions set forth herein.

12.12.    Entire Understanding, Amendments. This Agreement, along with the Exhibits hereto, embodies the entire understanding between the parties relating to the subject matter hereof and there are no prior representations or warranties between the parties relating thereto. No amendments, modifications, renewal, extension or waiver of this Agreement or any of its provisions shall be binding unless the parties mutually agree in a subsequent writing, duly executed by an authorized officer of each party, which specifies that the subsequent writing is a supplement or amendment hereof. To the extent that any of the terms of this Agreement are inconsistent with the terms of any Exhibit hereto, the terms of this Agreement shall control.

12.13.    Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

12.14.    Applicable Law; Dispute Resolution. This Agreement shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Delaware, excluding its rules on conflicts of law. The United Nations Convention on Contracts for International Sales of Goods does not apply to this Agreement. The Parties will attempt to resolve any dispute, controversy or claim relating to this Agreement (a “Dispute”) through good faith negotiations within a reasonable time period (such time period not to exceed forty-five (45) days). If the Dispute is not resolved through negotiation, either Party may submit the Dispute to the courts located in the State of Delaware. With regards to any action for breach of Sections 4, 5 or 7 hereof, nothing in this Section shall preclude either Party from seeking interim equitable relief in the form of a temporary restraining order or preliminary injunction.

Now, therefore, the Parties hereby agree and have caused this Agreement to be signed by their duly authorized representatives in duplicate as of the date first set forth above.

RAREGEN, LLC		Carelife USA Inc.

By:	/s/ Damian deGoa	By:	/s/ Grace Hammond
Name:	Damian deGoa	Name:	Grace Hammond
Title:	Chief Executive Officer	Title:	VP

Exhibit 1

MANUFACTURER DEVELOPMENT WORK

▪     Development, design and manufacturing of Product Molds based on specifications provided by RareGen;

▪     Development, design and manufacturing of Products based on specifications provided by RareGen;

▪     Other cooperation with and assistance to RareGen as reasonably necessary for the Project;

▪     Perform all testing required for regulatory clearance with U.S. FDA, including but not limited to ISO 10993 sterility, shipping testing ASTM and environment conditions exposure, and full FAI testing of all critical dimensions. Manufacturer may waive testing requirements if they can substantiate previous completed testing is applicable to the Products.

▪     Manufacture Products according to cGMP and in compliance with ISO13485 and U.S. FDA regulations; and

▪     This product will be filed under our existing 510K for syringes, K132553. We will not be able to apply another 510K to indicate for use with CADD-MS 3 ambulatory infusion pump. We also will not be able to print on the label indicating this syringe is for CADD-MS 3 ambulatory infusion pump.

Manufacturer will not be responsible for the product patent issues related to this product, manufacturer will only produce the products according to the purchaser’s requirements.

Exhibit 2

RAREGEN DEVELOPMENT WORK

▪     Securing of sales and distribution channels;

▪     Decisions on concept and Specifications;

▪     Performance testing of the Product with the CADD MS-3 Pump

▪     Fit testing of the Product with the CADD MS-3 Pump

▪     Stability testing of the Product with the treprostinil drug

▪     Other cooperation with and assistance to Manufacturer as reasonably necessary for the Project.

Exhibit 3

PROJECT MANAGERS

1.	Project Managers:

	RareGen Project Manager:	Gene Scavola

Damian deGoa

Manufacturer Project Manager:
Grace Hammond

Exhibit 4

SPECIFICATIONS

DRAFT Specifications included. Will be mutually updated by parties during development.

REV.	MARK	NUM.	DESCRIPTION	DATE
A				2019-04-11

B
B
A
2:1
Ø9.20
Ø8.00
Ø4.00
Ø2.10
4.71
3.41
10.60
A
12.00±0.03
48.00
4.50
Ø12.25±0.03
Ø12.08±0.03
Ø13.85±0.05
SECTION B-B

UNSPECIFIED ANGLE:±0.5°

10~14	±0.12	30~40	±0.18	80~100	±0.30	160~180	±0.46	250~280	±0.68	400~450	±1.0
6~10	±0.10	24~30	±0.16	65~80	±0.26	140~160	±0.42	225~250	±0.62	355~400	±0.90
3~6	±0.08	18~24	±0.14	50~65	±0.22	120~140	±0.38	200~225	±0.56	315~355	±0.82
-3	±0.08	14~18	±0.12	40~50	±0.20	100~120	±0.34	180~200	±0.50	280~315	±0.74

UNSPECIFIED BASIC DIM.AND TOLERANCE:SJ1372-78/3 GRADE

TOLERANCES- UNLESS OTHERWISE SPECIFIED

TOLERANCE

ANGLE

DESIGN.

CHECK.

APPR.

MOLD NO		TITLE:	Syringe Tube		
DWG NO					
MATERIAL	PP9074-MED	SHRINKAGE		PROJECT NO	1589
SCALE	1:1	UNIT	mm	DWG.SIZE	
3RD		SHEET 1	OF 1

REV.	MARK	NUM.	DESCRIPTION	DATE
A				2019-04-11

C
C
φ10.63
φ10.63
φ7.20
2.13
2.40
0.93
10.34
7.40
5.65
SECTION C-C

UNSPECIFIED ANGLE:±0.5°

10~14	±0.12	30~40	±0.18	80~100	±0.30	160~180	±0.46	250~280	±0.68	400~450	±1.0
6~10	±0.10	24~30	±0.16	65~80	±0.26	140~160	±0.42	225~250	±0.62	355~400	±0.90
3~6	±0.08	18~24	±0.14	50~65	±0.22	120~140	±0.38	200~225	±0.56	315~355	±0.82
-3	±0.08	14~18	±0.12	40~50	±0.20	100~120	±0.34	180~200	±0.50	280~315	±0.74

UNSPECIFIED BASIC DIM.AND TOLERANCE:SJ1372-78/3 GRADE

TOLERANCES- UNLESS OTHERWISE SPECIFIED

TOLERANCE	
ANGLE	
DESIGN.	
CHECK.	
APPR.	

MOLD NO		TITLE:	Plunger		
DWG NO					
MATERIAL	Rubber	SHRINKAGE		PROJECT NO	1589
SCALE	1:1	UNIT	mm	DWG.SIZE	
	3RD		SHEET 1	OF 1